Exhibit 99.2

Horizon Pharma plc Completes Acquisition of Raptor Pharmaceutical Corp.

- Adds Two Rare Disease Medicines and Further Diversifies Company Revenue -

- Raises Full-Year 2016 Net Sales Guidance and Confirms Full-Year 2016 Adjusted EBITDA Guidance -

DUBLIN, IRELAND – October 25, 2016 – Horizon Pharma plc (NASDAQ: HZNP) a biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated and accessible medicines that address unmet medical needs, today announced that it has completed the acquisition of Raptor Pharmaceutical Corp. (NASDAQ: RPTP).

“The acquisition of Raptor directly aligns with our long-term strategy and evolution into a rare disease focused company, where now more than half of our medicines are used to treat patients with rare diseases,” said Timothy P. Walbert, chairman, president and chief executive officer, Horizon Pharma plc. “The added infrastructure in Europe and other key international markets will further benefit the access to both our current and newly acquired medicines as well as position us for the potential introduction of ACTIMMUNE® for Friedreich’s ataxia in Europe in future years if the results of the Phase 3 trial are positive.”

Strategic rationale

•	Strengthens Horizon Pharma’s focus on rare diseases and provides expansion into Europe and other international markets.

•	Adds PROCYSBI® (cysteamine bitartrate) delayed-release capsules and QUINSAIR™ (aerosolized form of levofloxacin) global rights, with PROCYSBI having strong patent protection through 2034.

•	Diversifies revenue with 11 medicines across three business units: orphan, rheumatology and primary care.

Financial impact

•	Including the expected impact of the Raptor acquisition for the remainder of 2016, Horizon Pharma is raising its full-year 2016 net sales guidance on a GAAP basis, including the previously announced $65 million settlement with Express Scripts as a one-time reduction, to approximately $980 to $985 million. Horizon Pharma is raising its net sales guidance on a non-GAAP adjusted basis to approximately $1.045 to $1.050 billion excluding the $65 million settlement. The exclusion of the $65 million settlement from GAAP net sales guidance is the only adjustment reflected in Horizon Pharma’s full-year 2016 non-GAAP adjusted net sales guidance. Net sales from Raptor medicines for the last two months of 2016 are expected to add between $20 and $25 million to Horizon Pharma total net sales.

•	Including the expected impact of the Raptor acquisition for the remainder of 2016, Horizon Pharma is confirming its full-year 2016 adjusted EBITDA guidance of approximately $450 to $460 million.

•	As previously announced, Horizon Pharma expects the acquisition of Raptor to be accretive to adjusted EBITDA in 2017. Horizon Pharma will provide guidance for 2017 net sales and adjusted EBITDA in the first quarter of 2017.

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Transaction details

The depositary for the tender offer has advised Horizon Pharma and Raptor that, as of the expiration of the tender offer at midnight, New York time, at the end of the day on October 24, 2016, a total of 71,590,496 shares of Raptor common stock were validly tendered and not validly withdrawn, representing approximately 83% of Raptor’s outstanding shares. In addition, the depositary advised that Notices of Guaranteed Delivery have been delivered with respect to 3,014,509 additional shares, representing approximately 3.5% of Raptor’s outstanding shares. All of the conditions to the offer have been satisfied and on October 25, 2016, Horizon Pharma and Misneach Corporation accepted for payment and will promptly pay for all shares validly tendered and not validly withdrawn prior to the expiration of the tender offer.

Following its acceptance of the tendered shares, Horizon Pharma completed its acquisition of Raptor through the merger of Misneach Corporation with and into Raptor without a vote of Raptor’s stockholders pursuant to Section 251(h) of the Delaware General Corporation Law. As a result of the merger, Raptor became an indirect wholly owned subsidiary of Horizon Pharma. In connection with the merger, all Raptor shares not validly tendered into the tender offer (other than shares owned by Raptor, Horizon Pharma, Misneach Corporation or any of their respective direct or indirect wholly owned subsidiaries and shares held by any person who was entitled to and has properly demanded statutory appraisal of his, her or its shares) have been canceled and converted into the right to receive the same $9.00 per share in cash, without interest (less any required withholding taxes) as will be paid for all shares that were validly tendered and not validly withdrawn in the tender offer. Raptor common stock will cease to be traded on the NASDAQ Global Select Market.

About Horizon Pharma plc

Horizon Pharma plc is a biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated and accessible medicines that address unmet medical needs. Horizon Pharma markets 11 medicines through its orphan, rheumatology and primary care business units. For more information, please visit www.horizonpharma.com. Follow @HZNPplc on Twitter or view careers on our LinkedIn page.

Note Regarding Use of Non-GAAP Financial Measures

EBITDA, or earnings before interest, taxes, depreciation and amortization, adjusted EBITDA and non-GAAP adjusted net sales are used and provided by Horizon Pharma as non-GAAP financial measures. Adjusted EBITDA and non-GAAP adjusted net sales are intended to provide additional information on Horizon Pharma’s performance, operations, profitability and cash flows. Adjustments to Horizon Pharma’s GAAP figures as well as EBITDA exclude acquisition-related expenses, an upfront fee for a license of a patent and settlement amounts in relation to prior litigation, as well as non-cash items such as share-based compensation, depreciation and amortization, royalty accretion, non-cash interest expense and other non-cash adjustments. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. Horizon Pharma maintains an established non-GAAP cost policy that guides the determination of what costs will be excluded in non-GAAP measures. Horizon Pharma believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Horizon Pharma’s financial and operating performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of Horizon Pharma’s expected 2016 financial results and trends and to facilitate

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comparisons between periods and with respect to projected information. In addition, these non-GAAP financial measures are among the indicators Horizon Pharma’s management uses for planning and forecasting purposes and measuring Horizon Pharma’s performance. For example, adjusted EBITDA is used by Horizon Pharma as one measure of management performance under certain incentive compensation arrangements. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by Horizon Pharma may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Horizon Pharma has not provided reconciliations of its full-year 2016 adjusted EBITDA outlook to an expected net income (loss) outlook because certain items, such as acquisition-related expenses and share-based compensation, that are a component of net income (loss) and impact GAAP income taxes expenses, cannot be reasonably estimated at this time or projected due to the significant impact of changes in Horizon Pharma’s share price and forecasted full-year income by country, the variability associated with the size or timing of acquisitions and other factors. These components of net income (loss) could significantly impact Horizon Pharma’s actual net income (loss).

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to the expected benefits of the Raptor acquisition, Horizon Pharma’s strategy, plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, including Horizon Pharma’s expected full-year 2016 net sales, non-GAAP adjusted net sales and adjusted EBITDA, expected patent terms, development programs and other statements that are not historical facts. These forward-looking statements are based on Horizon Pharma’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks associated with the Raptor acquisition, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; risks related to future opportunities and plans for Raptor and its medicines and infrastructure, including uncertainty of the expected financial performance of Raptor’s medicines and whether and when the Raptor acquisition will be accretive to Horizon Pharma’s adjusted EBITDA; disruption from the Raptor acquisition, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the calculations of, and factors that may impact the calculations of, the acquisition price in connection with the Raptor acquisition and the allocation of such acquisition price to the net assets acquired in accordance with applicable accounting rules and methodologies and the possibility that if the Raptor acquisition does not result in the expected benefits as rapidly or to the extent anticipated by financial analysts or investors, the market price of Horizon Pharma’s ordinary shares could decline, risks associated with clinical development and regulatory approval of ACTIMMUNE as a potential treatment for Friedreich’s ataxia, as well as other risks related to Horizon Pharma’s business detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon Pharma’s SEC filings and reports, including in its Annual Report on Form 10-K for the year ended December 31, 2015, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 and its Current Report on Form 8-K filed with the SEC on October 13, 2016. Horizon Pharma undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in its expectations.

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Contacts:

Investors:

John Thomas

Executive Vice President, Strategy and Investor Relations

Investor-relations@horizonpharma.com

Tina Ventura

Vice President, Investor Relations

investor-relations@horizonpharma.com

U.S. Media:

Geoff Curtis

Senior Vice President, Corporate Communications

media@horizonpharma.com

Ireland Media:

Ray Gordon

Gordon MRM

ray@gordonmrm.ie

Source: Horizon Pharma plc

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